Exhibit 2.1

PENNSYLVANIA DEPARTMENT OF STATE
BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS

Pennsylvania Department of State
**-FILED-**
File #: 0015418566
Date Filed: 4/29/2026

☐ **Return document by mail to:**

Name
Registered Agent Solutions, Inc.
Address
Return documents by email to:
City
pa@rasi.com
ode

☑ **Return**

Certificate
Domestic Limite
DSCB:15-88

8821

B1006-5894 04/29/2026 11:14 AM Received by Pennsylvania Department of State

Read all instructions prior to completing. This form may be submitted online at https://www.corporations.pa.gov/.

Fee: $125 ☐ I qualify for a veteran/reservist-owned small business fee exemption (see instructions)

In compliance with the requirements of 15 Pa.C.S. § 8821 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1. The name of the limited liability company is: Reiturn Fund 1 Special Limited Partner LLC
   *(designator is required, e.g., "company," "limited" or "limited liability company" or any abbreviation thereof)*

2. *Complete part (a) or (b) – not both:*

   (a) The address of this limited liability company's registered office in this Commonwealth is:
   *(post office box alone is not acceptable)*

   848 W North Ave, Pittsburgh, PA 15233 -- Allegheny County

   Number and Street | City | State | Zip | County

   (b) The name of this limited liability company's commercial registered office provider and county of venue is:

   c/o:

   Name of Commercial Registered Office Provider | County

3. The name of each organizer is *(all organizers must sign on page 2)*:

   Andrew Reichert

4. Effective date of Certificate of Organization *(check, and if appropriate complete, one of the following)*:

   ☑ The Certificate of Organization shall be effective upon filing in the Department of State.

   ☐ The Certificate of Organization shall be effective on: ______________ at ______________.
   Date (MM/DD/YYYY) Hour (if any)

Pennsylvania

APR 29 2026

Department of State

**5. Restricted professional companies only.**

*Check the box if the limited liability company is organized to render a restricted professional service and check the type of restricted professional service(s).*

☐ The company is a restricted professional company organized to render the following restricted professional service(s):

- ☐ Chiropractic
- ☐ Dentistry
- ☐ Law
- ☐ Medicine and surgery
- ☐ Optometry
- ☐ Osteopathic medicine and surgery
- ☐ Podiatric medicine
- ☐ Public accounting
- ☐ Psychology
- ☐ Veterinary medicine

**6. Benefit companies only.**

*Check the box immediately below if the limited liability company is organized as a benefit company:*

☐ This limited liability company shall have the purpose of creating general public benefit.

Optional specific public benefit purpose. *Check the box immediately below if the benefit company is organized to have one or more specific public benefits and supply the specific public benefit(s). See instructions for examples of specific public benefit.*

☐ This limited liability company shall have the purpose of creating the enumerated specific public benefit(s):

________________________________________

________________________________________

________________________________________

**7.** For additional provisions of the certificate, if any, attach 8½ x 11 sheet(s).

IN TESTIMONY WHEREOF, the organizer(s) has (have) executed this Certificate of Organization this

28th day of April, 20 26.

/s/ Andrew Reichert
Signature

____________________
Signature

____________________
Signature